UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2018 (August 24, 2018)

HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)  Compensatory Arrangements of Certain Officers
On August 25, 2018, the independent directors of the Board of Directors (the “Board”) of Harris Corporation (“Harris” or the “Company”) approved certain compensation actions with respect to William M. Brown, the Company’s Chairman, President and Chief Executive Officer. On August 24, 2018, the Management Development and Compensation Committee of the Board (the “Compensation Committee”) approved certain compensation actions with respect to the Company’s other “named executive officers” (pursuant to Instruction 4 to Item 5.02 of Form 8‑K, those executive officers included in the Summary Compensation Table in the Proxy Statement for the Company’s 2017 Annual Meeting of Shareholders). The approved compensation actions included payouts as described below under both the cash-based Harris Corporation Annual Incentive Plan (the “Annual Incentive Plan”) and the Harris Corporation 2005 Equity Incentive Plan (As Amended and Restated Effective August 27, 2010) (the “Equity Incentive Plan”), the terms of which plans have been previously disclosed.
(i)  Fiscal 2018 Cash Payouts Under the Annual Incentive Plan:
Cash payouts under the Annual Incentive Plan in respect of fiscal 2018 were approved based on the extent of achievement of fiscal 2018 targets for financial performance measures and of other individual performance objectives established early in fiscal 2018. The pre-established financial performance measures were Company consolidated operating income, free cash flow (defined as cash flow from operations less net capital expenditures) and revenue, weighted 40%, 30% and 30%, respectively. Approved payouts were as follows: William M. Brown - $2,640,000; Rahul Ghai - $500,000; Sheldon J. Fox - $414,585; Dana A. Mehnert - $414,585; and Scott T. Mikuen - $425,000.
(ii)  Fiscal 2018 Performance Share Unit Award Payouts Under the Equity Incentive Plan:
Performance share unit award payouts under the Equity Incentive Plan in respect of the fiscal 2016-2018 three-year performance period were approved based on the extent of achievement of performance period targets for financial performance measures established early in fiscal 2016. For performance share units other than the performance share units that were granted as part of Mr. Brown’s special one-time share-based retention and Exelis integration award, the pre-established financial performance measures were the Company’s three-year earnings per share compound annual growth rate for the performance period and average annual return on invested capital for the performance period (the original target for which was adjusted for the Company’s divestitures in fiscal 2017 of its government IT services business and Harris CapRock Communications commercial business), weighted equally, subject to possible adjustment upward or downward by as much as 33% based on the Company’s quintile ranking for total shareholder return performance over the performance period compared with companies in the Standard & Poor’s 500. Approved payouts for these performance share units were as follows: William M. Brown - 45,023 shares; Rahul Ghai - 2,254 shares; Sheldon J. Fox - 7,400 shares; Dana A. Mehnert - 7,400 shares; and Scott T. Mikuen - 6,436 shares. For the performance share units that were granted as part of Mr. Brown’s special one-time share-based retention and Exelis integration award, the pre-established financial performance measure was full-year run rate net synergies from the Exelis acquisition, and the approved payout to Mr. Brown was 45,400 shares.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 25, 2018, the Company amended its By-Laws pursuant to action by the Board, upon the recommendation of the Governance and Corporate Responsibility Committee of the Board, to amend its “proxy access” provision. The amendments became effective immediately.
Article II, Section 11 of the By-Laws was amended to: (i) remove the requirement that nominating shareholders file with the U.S. Securities and Exchange Commission all “other communications” in addition to written solicitations; and (ii) change the voting threshold to determine if a director nominee under the proxy access provision in the By-Laws in the prior two years is again eligible to be nominated, from receiving less than 25% of shares “entitled to vote” to less than 25% of shares “cast for or against” such nominee.

The foregoing summary of the amendments to the Company’s By-Laws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the By‑Laws, as amended and restated August 25, 2018, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 9.01  Financial Statements and Exhibits.

     (d) Exhibits.
EXHIBIT INDEX

      The following exhibit is filed herewith:

Exhibit Number	Description
3.1	By-Laws of Harris Corporation, as amended and restated effective August 25, 2018

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
Date: August 30, 2018	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
		Title:	Senior Vice President, General Counsel and Secretary